UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Determination of Estimated Per-Share Value

Overview

The board of directors (the “Board”) of American Realty Capital New York City REIT, Inc. (the “Company”) previously adopted valuation guidelines to be used in connection with estimating the net asset value per share of the Company’s common stock. The valuation guidelines provide that New York City Advisors, LLC (the “Advisor”) estimates per-share net asset value (“Estimated Per-Share NAV”) taking into consideration the appraisals of the Company’s real estate assets (the “Real Estate Assets”) performed by an independent valuation firm and in accordance with the valuation guidelines established by the Board. The Advisor reviewed the valuations and range of value established by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The Board reviews and approves the valuation and, following consideration, in its discretion and as appropriate, of other factors, estimates the Estimated Per-Share NAV. The Board is ultimately and solely responsible for the Estimated Per-Share NAV.

On October 24, 2016, the independent directors of the Board, who comprise a majority of the Board, unanimously approved an Estimated Per-Share NAV equal to $21.25 based on an estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 30,419,798 shares of common stock outstanding on a fully diluted basis as of June 30, 2016. The Advisor believes there have been no material changes to the Company’s assets and liabilities between June 30, 2016 and the date of this filing that would impact Estimated Per-Share NAV, other than changes related to the payment of distributions to holders of common stock in excess of cash flows from operations.

This is the first time that the Board has determined an Estimated Per-Share NAV. The Company anticipates publishing an updated Estimated Per-Share NAV on at least an annual basis. As previously disclosed, the Company anticipates publishing an updated Estimated Per-Share NAV on at least an annual basis, rather than on a quarterly basis as originally planned prior to the adoption of Financial Industry Regulatory Authority Regulatory Notice 15-02.

Process

Consistent with the Company’s valuation guidelines, the Advisor engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party real estate advisory firm, to perform appraisals of the Real Estate Assets and provide a valuation range of each Real Estate Asset. In addition, Duff & Phelps was engaged to review the Company’s other assets and liabilities.

Duff & Phelps has extensive experience estimating the fair value of commercial real estate. The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor by Duff & Phelps (the “Duff & Phelps Report”) complies with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013. Duff & Phelps’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. Other than its engagement as described herein and with respect to its engagement by the Company to provide valuation services in connection with the Company’s purchase price allocation for financial accounting purposes for real estate assets acquired by the Company, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise (1) as a result of the impact of the findings of Duff & Phelps in relation to the Company’s assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) as a result of Duff & Phelps performing valuation services for other programs sponsored by affiliates of the parent of the Company’s sponsor.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusion, Duff & Phelps, among other things:

•	completed valuations on a desktop basis;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow projections and market leasing assumptions for each Real Estate Asset;

•	reviewed all other assets and liabilities of the Company, including mortgage debt, to determine the reasonableness of fair value of such items; and

•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.

Duff & Phelps performed a full valuation of the Real Estate Assets utilizing approaches, outlined below, that are commonly used in the commercial real estate industry.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus (ii) the sum of (C) estimated value of debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of June 30, 2016, divided by (iii) the number of shares of common stock outstanding on a fully-diluted basis as of June 30, 2016, which was 30,419,798.

Duff & Phelps estimated the “as is” market value of each Real Estate Asset (except, as described below, for the property located at 1140 Avenue of the Americas) as of June 30, 2016 using a discounted cash flow approach and applied a range of “market supported” terminal capitalization rates and discount rates to projected net operating income or cash flow, as applicable. The discounted cash flow method simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. Cash flow developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This cash flow was then discounted by a yield rate deemed appropriate by Duff & Phelps over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the cash flow applicable to each Real Estate Asset and (2) choosing appropriate terminal capitalization rates and discount rates.

In accordance with the Company’s valuation policy, the selected value used in the Company’s Estimated Per-Share NAV for the property located at 1140 Avenue of the Americas is equal to the cost to the Company to acquire the property on June 15, 2016 because the Company owned the property for less than one quarter as of June 30, 2016.

A sales comparison approach was used to assess the reasonableness of the conclusions reached through the income capitalization approach. A sales comparison approach considers what other purchasers and sellers in the applicable market had agreed to as a price for comparable real estate assets. This approach is based on the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes.

The following table, prepared by the Advisor, summarizes the individual components of the Estimated Per-Share NAV approved by the Board:

Per Share
Real Estate Assets (1)	$25.81
Other Assets (2)	2.60
Fair Value of Debt (3)	(6.56)
Other Liabilities (4)	(0.60)
Estimated Per-Share NAV	$21.25

(1)	The Board reviewed the valuations prepared by Duff & Phelps and determined that the value of the Real Estate Assets for purposes of determining the Estimated Per Share NAV was $785.0 million, which was within the range of the estimated value of the Real Estate Assets of $736.3 million to $793.0 million provided in the Duff & Phelps Report above, but above the midpoint. In making this determination, the Board took into account the fundamentals of the Real Estate Assets, including among other factors geographic location, occupancy levels, stabilization of tenants, remaining or anticipated lease duration and renewal probability. The key assumptions regarding the terminal capitalization rate and the discount rate that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset are set forth in the following table. The concluded value of the Real Estate Assets reflects an overall increase of 10.4% over the sum of (a) the original purchase price for those assets of $687.5 million, plus (b) post-acquisition capital expenditures for those assets of $23.3 million.

	Range	Weighted Average
Terminal Capitalization Rate	4.5% - 6.0%	5.18%
Discount Rate	4.54% - 7.82%	5.98%

(2)	Includes amounts associated with the following line items from the Company’s unaudited financial statements for the quarter ended June 30, 2016: (i) cash and cash equivalents; (ii) restricted cash; (iii) investment securities, at fair value and (iv) prepaid expenses and other assets, excluding straight-line rent receivables. The Advisor believes that the carrying value of these assets estimates fair value.

(3)	The value of the Company’s mortgage notes payable was estimated using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flows over the remaining loan terms and utilized estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. The Advisor believes that this assumption reflects the terms currently available to borrowers seeking borrowing terms similar to the Company’s and with a credit profile similar to the Company’s credit profile. Duff & Phelps reviewed and agreed with the fair value estimates for the debt instruments in order to calculate the Estimated Per-Share NAV.

(4)	Includes amounts associated with the following line items from the Company’s unaudited financial statements for the quarter ended June 30, 2016: (i) accounts payable and accrued expenses, excluding straight-line rent receivables; (ii) deferred rent and other liabilities; and (iii) distributions payable. The Advisor believes that the carrying value of these liabilities estimates fair value.

Sensitivity Analysis

The Advisor noted that applying the low, midpoint and high range of discount rates determined by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $19.65 - $21.51 per share on a fully diluted basis. The midpoint in that range was $20.55.

The discount rates have a significant impact on the estimated value. The following chart presents the impact on Estimated Per-Share NAV resulting from variations in the discount rates for the Real Estate Assets, within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Estimated Per-Share NAV	$19.65	$20.55	$21.51
Discount Rate(1)	6.74%	6.24%	5.74%

(1)	This analysis shows the effect of varying the weighted average discount rate used in the income capitalization approach with all other assumptions, including the terminal capitalization rate, remaining constant.

Limitations of the Methodologies

The Company believes that the method used to establish the Estimated Per-Share NAV is the method most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company also believes that the assumptions described herein to estimate the value of the Real Estate Assets are within the ranges used by market participants buying and selling similar properties, assuming a willing buyer and a willing seller, neither being under any compulsion to buy or to sell. The estimated values of the Real Estate Assets may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the Real Estate Assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares of common stock are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt obligations and other costs that may be incurred, including any costs associated with the sale of assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and used by the Advisor to make recommendations to the Board, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different Estimated Per-Share NAV, which could be significantly different from this Estimated Per-Share NAV.

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that shares of common stock could trade at a premium or a discount to the Estimated Per-Share NAV if they were listed on a national securities exchange.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not represent the: (i) the price at which shares of common stock would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her shares of common stock or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Accordingly, with respect to the Estimated Per-Share NAV, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares of common stock at Estimated Per-Share NAV;

•	a stockholder would ultimately realize distributions per share of common stock equal to Estimated Per-Share NAV upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	shares of common stock would trade at a price equal to or greater than Estimated Per-Share NAV if they were listed on a national securities exchange or that a third party would purchase the Company at a value per share of common stock equal to Estimated Per-Share NAV; or

•	the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of shares of common stock will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets and the distribution of proceeds from the sale of real estate to stockholders.

Conclusion

The Estimated Per-Share NAV as of June 30, 2016 of $21.25 was unanimously adopted by the independent directors of the Board, who comprise a majority of the Board, on October 24, 2016. The Board based its determination on the Advisor’s recommendation, which was based on the Advisor’s review of the Duff & Phelps Report and on the Advisor’s own analysis, estimates and calculations, but the Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. Nevertheless, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of the Company’s common stock. Prior to the adoption of Estimated Per-Share NAV, the average price paid to the Company for outstanding shares of the Company’s common stock as of June 30, 2016 was $24.79 per share, reflecting issuances under the Company’s distribution reinvestment plan (the “DRIP”) as well as any volume discounts for shares purchased in the Company’s initial public offering.

In connection with the determination of Estimated Per-Share NAV, the Board concluded that in a hypothetical liquidation at such Estimated Per-Share NAV, the Advisor would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as "Class B Units." The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Distribution Reinvestment Plan and Share Repurchase Program

As set forth in the DRIP, beginning with such time as the Company determines the Estimated Per-Share NAV, the purchase price under the DRIP will be based on the Estimated Per-Share NAV as determined by the Board from time to time.

Accordingly, under the DRIP, beginning with reinvestments made on or about November 1, 2016, distributions may be reinvested in shares of common stock at a price equal to the Estimated Per-Share NAV.

As set forth in the Company’s amended and restated share repurchase program (the “SRP”), once the Company determines the Estimated Per-Share NAV, the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be based on the Estimated Per-Share NAV in effect on the last day of the six-month period commencing on January 1 and July 1 of each fiscal year in which such repurchase request was received and the length of time investors have held such shares as set forth below. Repurchase requests made following the death or qualifying disability of a stockholder will not be subject to any minimum holding period. Accordingly, under the SRP, the repurchase price per share for any shares of common stock submitted for repurchase that were validly submitted following July 1, 2016 will be computed as follows:

•	after one year from the purchase date — 92.5% of the Estimated Per-Share NAV;

•	after two years from the purchase date — 95.0% of the Estimated Per-Share NAV;

•	after three years from the purchase date — 97.5% of the Estimated Per-Share NAV;

•	after four years from the purchase date — 100.0% of the Estimated Per-Share NAV; and

•	in the case of any requests for death or disability — 100.0% of the Estimated Per-Share NAV.

Repurchases under the SRP are subject to certain conditions and limitations, including that repurchases for any fiscal semester will be limited to a maximum of 2.5% of the weighted average number of shares of common stock outstanding during the previous fiscal year, with a maximum for any fiscal year of 5.0% of the weighted average number of shares of common stock outstanding on December 31st of the previous calendar year. There can be no assurance that all shares of common stock validly submitted for repurchase under the SRP will ultimately be repurchased.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under Federal Securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: October 26, 2016	By:	/s/ Michael A. Happel
		Name:	Michael A. Happel
		Title:	Chief Executive Officer, President and Secretary